UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 13, 2014

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina 28211

(Address of principal executive offices) (Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) Coca-Cola Bottling Co. Consolidated (the “Company”) held its 2014 Annual Meeting of Stockholders on May 13, 2014.

(b) The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows:

Proposal #1 – Elect twelve directors:

	Votes	Votes	Broker
Nominee	For	Withheld	Non-Votes
J. Frank Harrison, III	46,471,518	1,339,598	1,261,509
H.W. McKay Belk	46,248,155	1,562,961	1,261,509
Alexander B. Cummings, Jr.	45,680,765	2,130,351	1,261,509
Sharon A. Decker	46,440,859	1,370,257	1,261,509
William B. Elmore	46,645,024	1,166,092	1,261,509
Morgan H. Everett	46,657,499	1,153,617	1,261,509
Deborah H. Everhart	46,619,837	1,191,279	1,261,509
Henry W. Flint	46,388,451	1,422,665	1,261,509
William H. Jones	46,460,955	1,350,161	1,261,509
James H. Morgan	46,201,795	1,609,321	1,261,509
John W. Murrey, III	47,690,883	120,233	1,261,509
Dennis A. Wicker	46,231,836	1,579,280	1,261,509

Proposal #2 – Approve, on an advisory basis, the compensation paid to the Company’s executive officers in fiscal 2013:

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
46,339,974	1,462,050	9,092	1,261,509

Proposal #3 – Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2014:

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
47,354,196	1,694,636	23,793	-0-

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED
(REGISTRANT)

Date: May 16, 2014	BY:	/s/ James E. Harris
James E. Harris
Principal Financial Officer of the Registrant
and
Senior Vice President, Shared Services
and
Chief Financial Officer